Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Executive Director Plan of GeoPark Limited of our report dated March 8, 2023, with respect to the consolidated financial statements of GeoPark Limited, included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

By	/s/ Pistrelli, Henry Martin y Asociados S.R.L.
Pistrelli, Henry Martin y Asociados S.R.L.
Member of Ernst & Young Global Limited

Buenos Aires, Argentina

August 12, 2024